As filed with the Securities and Exchange Commission on June 20, 2000
                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              IONICS, INCORPORATED
              (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                         04-2068530
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                 65 Grove Street
                         Watertown, Massachusetts 02472
                    (Address of Principal Executive Offices)

                  ---------------------------------------------

            Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan
                            (Full Title of the Plan)

                  ---------------------------------------------

                Stephen Korn, Vice President and General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                         Watertown, Massachusetts 02472
                     (Name and Address of Agent For Service)
                                 (617) 926-2500
          (Telephone Number, Including Area Code, of Agent For Service)

                  ---------------------------------------------

                                   Copies to:
                             William J. Schnoor, Jr.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

===============================================================================

                                                CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be            Offering Price               Aggregate               Amount of
      be Registered             Registered               Per Share               Offering Price         Registered Fee (1)
      -------------             ----------               ---------               --------------         ------------------
Common Stock, $1.00 par         4,338 shares             $29.03(2)                 $  125,932                $ 33.25
value                          95,662 shares              29.03(3)                 $2,777,068                $733.15

         Total:               100,000 shares              $29.03                   $2,903,000                $766.40
                              ==============

========================================================================================================================

(1) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(2) All of these shares are issued and outstanding and available for resale hereunder. Pursuant to Rule 457(h), the price of $29.03 per share, which is the average of the high and low prices on the New York Stock Exchange on June 19, 2000, is set forth solely for purposes of calculating the filing fee.

(3) None of these shares have been issued. Accordingly, pursuant to Rule 457(h), the price of $29.03 per share, which is the average of the high and low prices on the New York Stock Exchange on June 19, 2000, is set forth solely for purposes of calculating the filing fee.

                                     PART I

A.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

B.       REOFFER PROSPECTUS STATEMENT

         The materials  that follow,  up to but not including the page beginning
Part II of this Registration Statement, constitute a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to General Instruction C to Form S-8. The Reoffer Prospectus may be utilized for reofferings and resales of up to 4,338 shares of common stock acquired by certain affiliates of Ionics, Incorporated, as defined in Rule 405 under the Securities Act of 1933, as amended, pursuant to Ionics, Incorporated's 1998 Non-Employee Directors' Fee Plan.

                               REOFFER PROSPECTUS

                                  4,338 SHARES

                              Ionics, Incorporated

                                  Common Stock

                           (par value $1.00 per share)

                             -----------------------


         This reoffer prospectus relates to 4,338 shares of the common stock of Ionics, Incorporated, a Massachusetts corporation ("Ionics"), which may be sold from time to time by certain selling stockholders of Ionics. These shares were issued pursuant to our 1998 Non-Employee Directors' Fee Plan. The selling stockholders may sell the shares from time to time, subject to certain restrictions. Ionics will receive no proceeds from the sale of these shares.

         Our common stock is traded on the New York Stock Exchange under the symbol "ION." On June 19, 2000, the last reported sale price of our common stock on the New York Stock Exchange was $28 7/8 per share.

                                ---------------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

               The date of this Reoffer  Prospectus  is June 20, 2000.

                              AVAILABLE INFORMATION

         This prospectus is part of a registration statement on Form S-8 we filed with the Securities and Exchange Commission in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         In addition to the registration statement, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.

         In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         We will provide without charge to each person who is delivered a prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472 (telephone: (617) 926-2500).

                                     -2-
                                                                             -4-

                                   THE COMPANY

         Ionics is a leading water purification company engaged worldwide in the supply of water and of water treatment equipment through the use of proprietary separations technologies and systems. Our products and services are used by us or our customers to desalt brackish water and seawater, to purify and supply bottled water, to treat water in the home, to manufacture and supply water treatment chemicals and ultrapure water, to process food products, recycle and reclaim process water and wastewater, and to measure levels of waterborne contaminants and pollutants. Our customers include industrial companies, consumers, municipalities and other governmental entities, and utilities.

         Over fifty years ago, the Company pioneered the development of the ion-exchange membrane and the electrodialysis process. Since that time, the Company has expanded its separations technology base to include a number of membrane and non-membrane-based separations processes which the Company refers to as The Ionics Toolbox(R). These separations processes include electrodialysis reversal (EDR), reverse osmosis (RO), ultrafiltration (UF), microfiltration
(MF), electrodeionization (EDI), electrolysis, ion exchange, carbon adsorption, and thermal processes such as evaporation and crystallization, as well as solvent extraction and recovery processes. We believe that we are the world's leading manufacturer of ion-exchange membranes and of membrane-based systems for the desalination of water.

         We were incorporated in Massachusetts in 1948. Our principal executive offices are located at 65 Grove Street, Watertown, Massachusetts 02472.

         This prospectus contains certain "forward-looking statements" (statements that are not historical fact) based on our current expectations, assumptions, estimates and projections about our Company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of many factors, as more fully described in our filings with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

         Ionics will not receive any proceeds from the sale of shares by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution."


                                     -3-
                                                                             -5-

                              SELLING STOCKHOLDERS

         The following table sets forth the name of each selling stockholder and
(a) the number of shares of common stock each selling stockholder beneficially owned as of the date of this prospectus and prior to this offering, (b) the number of shares of common stock being offered hereby by such selling stockholder and (c) the number of shares of and the percentage of common stock outstanding to be beneficially owned by each selling stockholder following this offering, assuming the sale of all shares by the selling stockholders that are registered hereby. There is no assurance that any of the selling stockholders will participate in this offering. Each selling stockholder is a director of Ionics.


                                                                                    Percentage of
                                                               Shares               Shares
                         Shares           Shares Covered       Beneficially         Beneficially
                         Beneficially     by this              Owned After          Owned After
    Name                 Owned (#)        Prospectus           this offering (#)    this Offering
    ----                 ---------        ----------           -----------------    -------------

Douglas R. Brown         18,444 (1)           444                18,000 (1)              *

William L. Brown         18,782 (2)           782                18,000 (2)              *

Kathleen F. Feldstein     5,943 (3)           943                 4,500 (3)              *

John J. Shields          12,283 (4)           283                11,960 (4)              *

Daniel I.C. Wang          6,943 (5)           943                 6,000 (5)              *

Mark S. Wrighton         12,043 (6)           943                11,100 (6)              *
----------------

# The number of shares of common stock deemed outstanding as of the date of this prospectus for each individual includes shares of common stock outstanding on such date owned by such individual and all shares of common stock subject to stock options held by such individual exercisable as of the date of this prospectus or within 60 days thereafter.

*    Less than 1%

(1) Includes 8,000 shares which Mr. Douglas R. Brown has the right to acquire pursuant to the exercise of stock options.

(2) Includes 15,000 shares which Mr. William L. Brown has the right to acquire pursuant to the exercise of stock options.

(3) Includes 4,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

(4) Includes 11,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

(5) Includes 6,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

(6) Includes 11,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options.

                                    -4-
                                                                             -6-

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered hereby may be sold from time to time by the selling stockholders for each of their own account, subject to certain restrictions. Ionics will receive no proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

         The selling stockholders' sale of their shares is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholders or by pledgees, donees, transferees, distributees or other successors in interest of the selling stockholders from time to time. The selling stockholders may sell their shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Sales may be effected in the over-the-counter market, on the New York Stock Exchange, or on any exchange on which the shares may then be listed. The selling stockholders may sell the shares by one or more of the following: (a) in one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) in negotiated transactions; and (e) through other means.

         The selling stockholders may effect these transactions by selling shares to or through broker-dealers, and those broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with those sales, and any commissions received by them and any profit on the resale of shares placed by them might be deemed to be underwriting compensation.

         Any shares of our common stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares of common stock at less than the market prices may depress the market price of our common stock. The selling stockholders are restricted as to the number of shares which may be sold at any one time pursuant to Rule 144. In addition, the selling stockholders may decide not to sell all, none or a portion of their shares.

         We have informed the selling stockholders that the anti-manipulation rules under the Exchange Act (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and we will furnish the selling stockholders upon request with a copy of these Rules. We will also inform the selling stockholders of the need for delivery of copies of this prospectus.

         State Street Bank and Trust Company, Boston, Massachusetts, is the transfer agent for our common stock.

                                    -5-
                                                                             -7-

                                  LEGAL MATTERS

         Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Stephen Korn, Vice President, General Counsel and Clerk of the Company. Mr. Korn is the beneficial owner of 90,086 shares of Common Stock, including 88,000 presently exercisable stock options and 863 shares held in the Company's Section 401(k) Stock Savings Plan (based on January 31, 2000 plan data).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by us with the Commission pursuant to the Exchange Act are incorporated in this prospectus by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements for the fiscal year ended December 31, 1999.

2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains unaudited financial statements for the fiscal quarter ended March 31, 2000.

3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, pursuant to
     Section 12 thereof.

         All documents subsequently filed by Ionics pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                    -6-
                                                                             -8-

===============================================================================

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "Ionics," "we," "our" and "us" refer to Ionics, Incorporated.

                                -----------------



                 TABLE OF CONTENTS

                                               Page

Available Information ......................     2
Ionics......................................     3
Use of Proceeds ............................     3
Selling Stockholders........................     4
Plan of Distribution .......................     5
Legal Matters ..............................     6
Incorporation of Certain Information
  by Reference..............................     6


===============================================================================


                                  4,338 Shares

                             Ionics, Incorporated

                                  4,338 Shares

                                  Common Stock

                                 ---------------

                                     REOFFER
                                    PROSPECTUS

                                 ---------------



                                  June 20, 2000

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements for the fiscal year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains unaudited financial statements for the fiscal quarter ended March 31, 2000.

         (c) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, pursuant to Section 12 thereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Stephen Korn, Vice President, General Counsel and Clerk of the Company. Mr. Korn is the beneficial owner of 90,086 shares of Common Stock, including 88,000 presently exercisable stock options and 863 shares held in the Company's Section 401(k) Stock Savings Plan (based on January 31, 2000 plan data).

Item 6.  Indemnification of Directors and Officers.

      The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by such person in connection with any legal action in which such person is involved by reason of his or her position with the Company unless he or she shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action, or defending a civil or criminal action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

      Directors and officers are also insured up to an aggregate amount of $10,000,000 under Directors' and Officers' liability and Company Reimbursement Policies.

      The Company's Restated Articles of Organization include a provision limiting the personal liability of a director of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

      See Item 9(c) for a statement concerning indemnification for liabilities under the Securities Act of 1933.

Item 7.  Exemption for Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.        Description of Exhibit
-----------        ----------------------

4.1 Renewed Rights Agreement, dated as of August 19, 1997 between Ionics, Incorporated and BankBoston N.A. (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 27,
                   1997).

4.2 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

5                  Opinion of Stephen Korn, General Counsel.

23.1               Consent of Stephen Korn, General Counsel (included in Exhibit
                   5 hereto).

23.2               Consent of PricewaterhouseCoopers LLP.

24                 Power of Attorney.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include  any  material   information  with
                         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, in the Commonwealth of Massachusetts, on this 20th day of June, 2000.

                                        IONICS, INCORPORATED

                                        By: /s/ Arthur L. Goldstein
                                        ---------------------------
                                        Arthur L. Goldstein
                                        Chairman of the Board, President and
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                         /s/ Arthur L. Goldstein
                                         -----------------------
Date:  June 20, 2000                     Arthur L. Goldstein,
                                         Chairman of the Board, President and
                                         Chief Executive Officer (principal
                                         executive officer) and Director


                                         /s/ Robert J. Halliday
                                         ----------------------
Date: June 20, 2000                      Robert J. Halliday,
                                         Executive Vice President, Chief
                                         Operating Officer and Chief
                                         Financial Officer (principal financial
                                         officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                 TITLE                       DATE

/s/ Douglas R. Brown                                           June 20, 2000
--------------------
Douglas R. Brown                      Director


--------------------
Stephen L. Brown                      Director

/s/ William L. Brown                                           June 20, 2000
--------------------
William L. Brown                      Director

/s/ Arnaud de Vitry d'Avaucourt                                June 20, 2000
-------------------------------
Arnaud de Vitry d'Avaucourt           Director

/s/ Kathleen F. Feldstein                                      June 20, 2000
-------------------------
Kathleen F. Feldstein                 Director

/s/ Arthur L. Goldstein               Chairman of the Board    June 20, 2000
-----------------------               and Director
Arthur L. Goldstein

/s/ William E. Katz                   Director                 June 20, 2000
-------------------
William E. Katz

                                      Director
------------------
William K. Reilly

/s/ John J. Shields                   Director                  June 20, 2000
-------------------
John J. Shields

/s/ Carl S. Sloane                    Director                  June 20, 2000
------------------
Carl S. Sloane

/s/ Daniel I. C. Wang                 Director                  June 20, 2000
---------------------
Daniel I. C. Wang

/s/ Mark S. Wrighton                  Director                  June 20, 2000
--------------------
Mark S. Wrighton

/s/ Allen S. Wyett                    Director                  June 20, 2000
------------------
Allen S. Wyett

                                  EXHIBIT INDEX

Exhibit No.        Description of Exhibit
-----------        ----------------------

4.1 Renewed Rights Agreement, dated as of August 19, 1997 between Ionics, Incorporated and BankBoston N.A. (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 27,
                   1997).

4.2 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

5                  Opinion of Stephen Korn, General Counsel            (p. 17)

23.1               Consent of Stephen Korn, General Counsel (included in Exhibit
                   5 hereto)                                           (p. 17)

23.2               Consent of PricewaterhouseCoopers LLP               (p. 18)

24                 Power of Attorney                                   (p. 19)

                                   EXHIBIT 5

                              Ionics, Incorporated

                                 65 Grove Street

                         Watertown, Massachusetts 02472

                                                              June 20, 2000
Ionics, Incorporated
65 Grove Street
Watertown, MA 02172

         Re: Registration Statement on Form S-8 relating to the Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan
Gentlemen:

         As  General   Counsel  for  Ionics,   Incorporated,   a   Massachusetts
corporation (the "Company"), I am familiar with its corporate affairs. In particular, I have acted as counsel for the Company in connection with the registration of 100,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), reserved for issuance under the Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the conduct of certain corporate proceedings relating thereto.

         As such counsel, I have examined and am familiar with the Registration Statement, certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-laws, minutes of meetings of its Board of Directors and stockholders, and such other documents, instruments and certificates of government officials as I have deemed necessary as a basis for the opinions herein expressed.

         In my examination described in the preceding paragraph, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the corresponding originals of all documents submitted to me as copies, the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records.

         I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

         Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued by the Company from time to time pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5, Interests of Named Experts and Counsel, in the Registration Statement. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without my prior written consent.

Very truly yours,


/s/Stephen Korn
---------------
Stephen Korn
General Counsel

                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 22, 2000, relating to the financial statements and financial statement schedule of Ionics, Incorporated, which appears in Ionics, Incorporated Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
Boston, MA
June 19, 2000

                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

         We, the undersigned Officers and Directors of Ionics, Incorporated, hereby severally constitute Arthur L. Goldstein and Stephen Korn and each of them to sign for and in their names in the capacities indicated below, the Registration Statement on Form S-8 dated June 20, 2000, herewith filed with the Securities and Exchange Commission, and any and all amendments thereto for the purpose of registering shares of Common Stock, par value $1.00 per share, of Ionics, Incorporated, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments to such Registration Statement.

         Witness our hands on the respective dates set forth below.

             SIGNATURE                             TITLE                                DATE
             ---------                             -----                                ----
/s/ Arthur L. Goldstein       Chairman of the  Board,  Chief Executive Officer
-----------------------       and President (principal executive officer) and
Arthur L. Goldstein           Director                                              June 20, 2000

/s/ Douglas R. Brown

--------------------
Douglas R. Brown                      Director                                      June 20, 2000


----------------
Stephen L. Brown                      Director

/s/ William L. Brown
--------------------
William L. Brown                      Director                                      June 20, 2000

/s/ Arnaud de Vitry d'Avaucourt
-------------------------------
Arnaud de Vitry d'Avaucourt           Director                                      June 20, 2000

/s/ Kathleen F. Feldstein
-------------------------
Kathleen F. Feldstein                 Director                                      June 20, 2000

/s/ William E. Katz
-------------------
William E. Katz                       Director                                      June 20, 2000


-----------------
William K. Reilly                     Director

/s/ John J. Shields
-------------------
John J. Shields                       Director                                      June 20, 2000

/s/ Carl S. Sloane
------------------
Carl S. Sloane                        Director                                      June 20, 2000

/s/ Daniel I. C. Wang
---------------------
Daniel I.C. Wang                      Director                                      June 20, 2000

/s/ Mark S. Wrighton
--------------------
Mark S. Wrighton                      Director                                      June 20, 2000

/s/ Allen S. Wyett
------------------
Allen S. Wyett                        Director                                      June 20, 2000




                                                                            -19-